UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2004

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA		19087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events.

On March 25, 2004, AmerisourceBergen Corporation (the “Registrant”) issued a news release announcing that the United States Court of Federal Claims denied the protest filed by the Registrant’s wholly-owned subsidiary, AmerisourceBergen Drug Corporation, seeking to overturn the recent award of the Department of Veterans Affairs (VA) Pharmaceutical Prime Vendor contract to McKesson Corporation. A copy of the news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	News Release dated March 25, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: March 25, 2004	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Senior Vice President and Chief Financial Officer